EXHIBIT 10.20

CEREBAIN BIOTECH CORP.
CONSULTING AGREEMENT

This Consulting Agreement (this "Agreement"), made and entered into as of this 15th day of April, 2013 by and between Cerebain Biotech Corp., a Nevada corporation (the "Company") and IDC Consulting & Investors LLC (the "Consultant").

RECITALS

WHEREAS, Consultant possesses certain expertise and contacts in countries that are beneficial to the company; and

WHEREAS, the Company wishes to engage the services of the Consultant to assist the Company in marketing its biomedical products,

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto hereby agree as follows:

AGREEMENT

1.	CONSULTING SERVICES

The Company hereby authorizes, appoints and engages the Consultant to perform the services.  Consultant’s primary responsibilities are to handle and introduce the company to medical device testing organizations and to facilitate access to doctors in Uzbekistan.

2.	TERM OF AGREEMENT

This Agreement shall be for an initial term of twelve (12) months (the "Initial Term"). At the expiration of the Initial Term,this Agreement may be renewed or extended for any period as may be agreed by the parties.Either party may terminate this Agreement by providing the other with thirty (30) days written notice of such termination. Each party shall then be responsible to the other only for such amounts accrued up to the date of such termination.

3.	COMPENSATION TO CONSULTANT

The Company shall pay to Consultant the following:

a. Stock Compensation. Subject to the provisions hereof, the Company shall pay Consultant a consulting fee of two hundred fifty thousand (250,000) shares of the Company’s common stock for Services provided to the Company (the "Consulting Fee").  The Consulting Fee shall be executed within fifteen (15) days of the Company’s receipt of the signed contract.

b. Expenses. Company agrees to pay all incidental costs and expenses associated with service provided by Consultant. Such expenses are separate from cash compensation as set out above, and include but not limited to such incidental cost and expenses as travel and lodging, copying charges, printing charges, long distance telephone charges, facsimile charges, postage, special mailings and other reasonable expenses. Such expenses shall in every instance be reasonable and verifiable with appropriate back-up documentation. All expenses individually or in the aggregate over $250.00 will be pre-approved by Company.

4.	REPRESENTATIONS AND WARRANTIES OF CONSULTANT

Consultant represents and warrants to and agrees with the Company that:

a. This Agreement has been duly authorized, executed and delivered by Consultant. This Agreement constitutes the valid, legal and binding obligation of Consultant, enforceable in accordance with its terms, and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally.

b. The consummation of the transactions contemplated hereby will not result in any breach of the terms or conditions of, or constitute a default under, any agreement or other instrument to which Consultant is a party, or violate any order, applicable to Consultant, of any court or federal or state regulatory body or administrative agency having jurisdiction over Consultant or over any of its property, and will not conflict with or violate the terms of Consultant's current employment.

c. The parties hereto acknowledge and agree that the Company shall have the right to refuse any course of action proposed by Consultant.

5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company, hereby represents, warrants, covenants to and agrees with Consultant that:

a. This Agreement has been duly authorized, and executed by the Company. This Agreement constitutes the valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by applicable federal or state securities laws, except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally.

b. The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach of the terms or conditions of, or constitute a default under, any statute, indenture, mortgage or other material Agreement or instrument to which the Company is a party, or violate any order, applicable to the Company, or governmental agency having jurisdiction over the Company or over any of its property.

6.	INDEPENDENT CONTRACTOR

Both the Company and the Consultant agree that the Consultant will act as an independent contractor in the performance of his duties under this Agreement. Nothing contained in this Agreement shall be construed to imply that Consultant, or any employee, agent or other authorized representative of Consultant, is a partner, joint venturor, agent, officer or employee of the Company. Neither party hereto shall have any authority to bind the other in any respect vis-a-vis any third party, it being intended that each shall remain an independent contractor and responsible only for its own actions.

7.	NOTICES

Any notice, request, demand, or other communication given pursuant to the terms of this Agreement shall be deemed given upon delivery, if hand delivered or sent via facsimile, or Forty-Eight (48) hours after deposit in the United States mail, postage prepaid, and sent certified or registered mail, return receipt requested, correctly addressed to the addresses of the parties indicated below or at such other address as such party shall in writing have advised the other party.

If to the Company:

Cerebain Biotech Corp.
13455 Noel Road, Suite 1000
Dallas, TX 75240

If to Consultant:

IDC Consulting & Investors LLC
23 W 47th St, Ste 803
New York, NY  10036

8.	ASSIGNMENT

This contract shall inure to the benefit of the parties hereto, their heirs, administrators and successors in interest. This Agreement shall not be assignable by either party hereto without the prior written consent of the other.

9.	CHOICE OF LAW AND VENUE

This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Texas including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws. Any action brought by any party hereto shall be brought within the State of Texas, County of Dallas.

10.	SEVERABILITY

If any provision of this Agreement is unenforceable, invalid, or violates applicable law, such provision, or unenforceable portion of such provision, shall be deemed stricken and shall not affect the enforceability of any other provisions of this Agreement.

11.	CAPTIONS

The captions in this Agreement are inserted only as a matter of convenience and for reference and shall not be deemed to define, limit, enlarge, or describe the scope of this Agreement or the relationship of the parties, and shall not affect this Agreement or the construction of any provisions herein.

12.	COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

13.	MODIFICATION

No change, modification, addition, or amendment to this Agreement shall be valid unless in writing and signed by all parties hereto.

14.	ATTORNEYSFEES

Except as otherwise provided herein, if a dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.

"The Company"                                                                                                        "Consultant"

Cerebain Biotech
a Nevada corporation

/s/  Eric Clemons                                                                                                                             /s/  Daniel MikHaylov
By: Eric Clemons                                                             By: DanielMikhaylov
Its: President